UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC  20549

FORM 8-K/A
Amendment No. 1

CURRENT  REPORT

PURSUANT TO SECTION 13 OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 8, 2011

TRYCERA FINANCIAL, INC.
 (Exact name of registrant as specified in its Charter)

Nevada	0-30872	33-0910363
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

18200 Von Karman Avenue, Suite 850
Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 263-1800
(Registrant’s telephone number, including area code)

Not Applicable
 (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Explanatory Note

This Amendment No.1 to Form 8-K on Form 8-K/A is being filed in order to clarify certain of the information disclosed in Company’s Current Report on Form 8-K filed April 18, 2011 under Item 4.01 (a) and Item 4.01 (b).

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Trycera Financial, Inc. (OTC BB:TRYF), a diversified financial services company, today announced that it has changed public accounting firms.  The Company’s prior auditor, Chisholm, Bierwolf, Nilson and Morrill, LLC, had their registration revoked by the Public Company Accounting Oversight Board (PCAOB) on April 8, 2011.  As a direct result, the Company dismissed Chisholm, Bierwolf, Nilson and Morrill, LLC, on April 8, 2011.  The decision to change accountants was recommended and approved by the  Company’s board of directors.

During the Company’s  two fiscal years ended December 31, 2009 and 2008, (most recent fiscal years audited by Chisholm, etal.) and for any subsequent interim periods, there were no disagreements or reportable events concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to Chisholm, Bierwolf, Nilson and Morrill, LLC’s satisfaction would have caused them to make a reference to the subject matter of the disagreements in connection with their reports. In addition, during such periods, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

In addition, with respect to Item 304(a)(1)(ii) of Regulation S-K, the former principal accountant's report on the financial statements for either of the two fiscal years ended December 31, 2009 and 2008, were modified only as to the uncertainty of our ability to continue as a going concern as a result of the Company’s working capital deficit, continued opoerating losses and negative cash flows from operations.  Except for this modification, the reports did not contain an adverse opinion, disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

Trycera Financial,Inc. provided Chisholm, Bierwolf, Nilson and Morrill, LLC with a copy of the foregoing disclosures and requested from Chisholm, Bierwolf, Nilson and Morrill, LLC a letter addressed to the Commission stating whether Chisholm, Bierwolf, Nilson and Morrill, LLC agrees with the above statements made by Trycera Financial, Inc. in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.  The letter from Chisholm, Bierwolf, Nilson and Morrill is attached hereto as Exhibit 16.1.

Pursuant to Item 304(a)(2) of Regulation S-K, on April 8, 2011the Company engaged Morrill& Associates, LLC, Certified Public Accountants, as our independent registered accounting firm. The decision to engage Morrill & Associates, LLC was approved by our board of directors and during the two most recent fiscal years ended December 31, 2009 and 2008,and through the date of engagement, neither we nor anyone on our behalf consulted with Morrill & Associates,LLC regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Morrill & Associates, LLC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a disagreement or a reportable event.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS

Not Applicable

(d) EXHIBITS.

16.1	Letter from Chisholm, Bierwolf, Nilson and Morrill, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRYCERA FINANCIAL, INC.
(Company)

Date: April 26, 2011	By: /s/ Ray A. Smith
Ray A. Smith
CEO & President